Exhibit 24
POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Myron D. Hamas and Thomas J. Totten, and each of them acting alone, as my true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for and on my behalf and in my name, place and stead, (a) to prepare, execute and file any and all Forms ID, requests, confirmations, authentications and other documents and otherwise to take all actions necessary for me to obtain a Central Index Key (“CIK”) number, CIK Confirmation Code (“CCC”) number, a Password and Passphrase and a Password Modification Authorization Code (“PMAC”) from, and to otherwise obtain access to the EDGAR system of, the Securities and Exchange Commission (the “SEC”), (b) to prepare, execute and timely file with the SEC any and all Forms 3, Forms 4 and/or Forms 5, and any and all amendments or modifications thereto, required to be filed with the SEC under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended, and with any stock exchange or similar body relative to my beneficial ownership of and transactions in securities of Chromcraft Revington, Inc. (the “Company”), a Delaware corporation, and (c) to do or cause to be done any and all other acts and things whatsoever as fully and to all intents and purposes which I might or could do in person or which any of the above-named attorneys-in-fact and agents may deem necessary or advisable to be done with respect to such Forms, and any and all amendments or modifications thereto, pursuant to the power granted by this Power of Attorney; hereby approving, ratifying and confirming all acts and things hereafter lawfully done, or cause to be done, by any of the above-named attorneys-in-fact and agents by virtue hereof.

As an inducement to the above-named persons to act as attorneys-in-fact and agents hereunder, the undersigned hereby agrees (a) to reimburse, defend, indemnify and hold harmless such persons for, from and in respect of any and all liabilities, claims, damages, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that result from, relate to or arise out of any good faith act or omission of any or all of such persons in connection with the preparation, execution and filing with the SEC of any and all Forms 3, Forms 4 and/or Forms 5, and any amendment or modification thereto, and any other act or thing lawfully done or caused to be done, pursuant to this Power of Attorney, provided that such act or omission does not constitute willful misconduct, recklessness or negligence, and (b) to notify the Company in a timely manner of all transactions in and changes to my beneficial ownership of securities of the Company so as to enable the above-named attorneys-in-fact and agents to act pursuant to this Power of Attorney.  The undersigned understands and agrees that the above-named attorneys-in-fact and agents, in serving in such capacities at my request, are not assuming nor is the Company assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder, all as amended, or with the requirements of any stock exchange or similar body.

This Power of Attorney shall become effective on the date indicated below and shall continue in full force and effect until the undersigned is no longer required to file any Form 3, Form 4 or Form 5 with the SEC or any stock exchange or similar body, unless the undersigned has earlier revoked this Power of Attorney by a signed writing delivered to each of the above-named attorneys-in-fact and agents.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of the date set forth below.

Date:	May 13, 2011	/s/ Ronald H. Butler
Signature

Ronald H. Butler
Printed Name